Exhibit 99.2

EMPIRE STATE REALTY TRUST
Supplemental Operating and Financial Data
March 31, 2019

First Quarter 2019

Forward-looking Statements

We make forward-looking statements in this supplemental package within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely on them as predictions of future events. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections.

You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or similar words or phrases in the positive or negative. In particular, forward looking statements include those pertaining to our capital resources, portfolio performance, dividend policy, results of operations, anticipated growth in our portfolio from operations, acquisitions, and market conditions and demographics.

Forward-looking statements involve numerous risks and uncertainties, many of which are difficult to predict and generally beyond our control. They depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry and markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving our company; reduced demand for office or retail space; new office or observatory development in our market; general volatility of the capital and credit markets and the market price of our Class A common stock and listed operating partnership units; changes in our business strategy; defaults on, early terminations of, or non-renewal of, leases by tenants; insolvency of a major tenant or a significant number of smaller tenants; litigation; fluctuations in interest rates; increased operating costs; declining real estate valuations and impairment charges; availability, terms and deployment of capital; our failure to obtain necessary outside financing; our expected leverage; decreased rental rates or increased vacancy rates; breach of or the expiration of our ground lease; our failure to generate sufficient cash flows to service our outstanding indebtedness; our failure to redevelop, renovate and reposition properties or to execute any planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate acquisitions, dispositions and development (including our Metro Tower development site), including construction delays and cost overruns; our failure to operate acquired properties and operations successfully; our ability to manage our growth effectively; changes in governmental regulations, tax laws and rates and similar matters; estimates relating to our ability to make distributions to our securityholders in the future; our failure to qualify as a REIT; a future terrorist event in the U.S.; environmental uncertainties and risks related to adverse weather conditions and natural disasters; lack or insufficient amounts of insurance; financial market fluctuations; availability of, and our ability to attract and retain, qualified personnel; conflicts of interest affecting our senior management team; competition; changes in real estate and zoning laws and increases in real property tax rates; inability to comply with applicable rules and regulations and, in particular, public companies and damages resulting from security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our technology (IT) networks related systems. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this presentation, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and other risks described in documents we subsequently file from time to time with the Securities and Exchange Commission.

First Quarter 2019

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
William H. Berkman	Director, Chair of Finance Committee
Leslie D. Biddle	Director
Thomas J. DeRosa	Director
Steven J. Gilbert	Director, Lead Director
S. Michael Giliberto	Director, Chair of Audit Committee
James D. Robinson IV	Director, Chair of Compensation and Nominating/Corporate Governance Committees

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
John B. Kessler	President and Chief Operating Officer
Thomas P. Durels	Executive Vice President, Real Estate
David A. Karp	Executive Vice President and Chief Financial Officer
Thomas N. Keltner, Jr.	Executive Vice President, General Counsel and Secretary

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	Greg Faje	Trading Symbol: ESRT
New York, NY 10120	IR@empirestaterealtytrust.com
www.empirestaterealtytrust.com
(212) 687-8700

RESEARCH COVERAGE

Bank of America Merrill Lynch	James Feldman	(646) 855-5808	james.feldman@baml.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Emmanuel Korchman	(212) 816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Jason Green	(212) 446-9449	jason.green@evercoreisi.com
Goldman Sachs & Co. LLC	Andrew Rosivach	(212) 902-4736	rosivach@gs.com
Green Street Advisors	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@key.com
	Craig Mailman	(917) 368-2316	cmailman@key.com
Stifel Nicolaus & Company, Inc.	John Guinee	(443) 224-1307	jwguinee@stifel.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com

First Quarter 2019 Financial Highlights (unaudited and dollars in thousands, except per share amounts)

	Three Months Ended
Selected Items:	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Revenue	$167,293	$199,309	$186,402	$178,529	$167,271
Net income	$9,856	$39,781	$29,230	$30,184	$18,058
Cash net operating income (1) (2)	$80,080	$113,336	$99,138	$96,580	$81,149
Core funds from operations (“Core FFO”) (1)	$56,672	$87,276	$72,957	$70,957	$59,250
Core funds available for distribution (“Core FAD”) (1)	$41,179	$68,142	$59,205	$60,830	$51,170
Core FFO per share—diluted	$0.19	$0.29	$0.25	$0.24	$0.20
Diluted weighted average shares	298,049,000	297,492,000	297,478,000	297,244,000	296,827,000
Dividends declared and paid per share	$0.105	$0.105	$0.105	$0.105	$0.105
Portfolio Statistics:
Number of properties	20	20	20	20	20
Total rentable square footage	10,130,875	10,128,839	10,126,547	10,140,545	10,143,376
Percent occupied (3)	88.8%	88.8%	88.4%	88.4%	88.1%
Percent leased (4)	91.5%	91.8%	92.1%	91.4%	91.5%
Observatory Metrics:
Number of visitors (5)	601,000	945,000	1,168,000	1,049,000	644,000
Change in visitors year over year	(6.7%)	(4.6%)	(5.6%)	(4.1%)	4.1%
Observatory revenues (6)	$20,569	$34,536	$40,241	$35,201	$21,249
Change in revenues year over year	(3.2%)	4.9%	2.4%	3.6%	1.5%
Ratios:
Consolidated Debt to Total Market Capitalization (7)	28.5%	30.8%	27.6%	27.0%	27.4%
Consolidated Net Debt to Total Market Capitalization (7)	21.6%	23.4%	20.4%	19.7%	19.5%
Consolidated Debt and Perpetual Preferred Units to Total Market Capitalization (7)	28.9%	31.2%	28.0%	27.4%	27.8%
Consolidated Net Debt and Perpetual Preferred Units to Total Market Capitalization (7)	22.0%	23.8%	20.8%	20.1%	19.9%
Consolidated Debt to EBITDA (8)	5.2x	5.2x	5.5x	5.5x	5.5x
Consolidated Net Debt to EBITDA (8)	3.6x	3.6x	3.7x	3.6x	3.5x
Interest Coverage Ratio	4.0x	5.7x	5.0x	4.8x	4.4x
Core FFO Payout Ratio (9)	56%	35%	44%	45%	53%
Core FAD Payout Ratio (10)	77%	45%	54%	52%	62%
Class A common stock price at quarter end	$15.80	$14.23	$16.61	$17.10	$16.79
Average closing price	$15.36	$15.65	$17.07	$16.89	$18.10
Dividends per share—annualized	$0.42	$0.42	$0.42	$0.42	$0.42
Dividend yield (11)	2.7%	3.0%	2.5%	2.5%	2.5%
Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560,360	1,560,360	1,560,360	1,560,360	1,560,360
Class A common stock	175,557,910	173,872,536	168,176,734	166,658,962	163,321,049
Class B common stock	1,035,327	1,038,090	1,044,169	1,045,670	1,048,161
Operating partnership units	128,232,650	128,415,440	134,112,696	135,628,967	138,627,149

Total common stock and operating partnership units outstanding (12)	304,825,887	303,326,066	303,333,599	303,333,599	302,996,359

Notes:

(1)

Represents non-GAAP financial measures. For a discussion on what these metrics represent and why the Company presents them, see page 23 and for a reconciliation of these metrics to net income, see pages 5 and 19.

(2)	Interest income has been reclassed from Other Revenues and Fees to Other Income (Expense) and is not included in Revenues.
(3)	Based on leases signed and commenced as of end of period.
(4)	Represents occupancy and includes signed leases not commenced.
(5)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(6)	Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. See page 16.
(7)

Market capitalization represents the sum of (i) Company’s common stock per share price as of March 31, 2019 multiplied by the total outstanding number of shares of common stock and operating partnership units as of March 31, 2019; (ii) the number of perpetual preferred units at March 31, 2019 multiplied by $16.62 and (iii) our outstanding indebtedness or net indebtedness as of March 31, 2019.

(8)	Calculated based on trailing 12 months EBITDA.
(9)	Represents the amount of Core FFO paid out in distributions.
(10)	Represents the amount of Core FAD paid out in distributions.
(11)	Based on the closing price per share of Class A common stock on March 31, 2019.
(12)

As of March 31, 2019, the Company has had conversions from operating partnership units and Class B common shares to Class A common shares totaling 48.5 million shares or approximately $766 million at a closing share price of $15.80. This represents a 59% increase in the number of Class A shares since the IPO.

First Quarter 2019 Property Summary—Net Operating Income (“NOI”) by Quarter (unaudited and dollars in thousands)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Total Portfolio
Revenues	$146,404	$164,484	$145,849	$142,952	$145,559
Operating expenses	(73,518)	(71,565)	(73,387)	(68,493)	(73,260)

Net operating income (“NOI”)	72,886	92,919	72,462	74,459	72,299
Straight-line rent	(5,404)	(5,445)	(5,000)	(5,809)	(5,853)
Above/below-market rent revenue amortization	(2,354)	(1,733)	(1,668)	(1,551)	(1,168)
Below-market ground lease amortization	1,958	1,958	1,957	1,958	1,958

Total cash NOI—excluding Observatory	67,086	87,699	67,751	69,057	67,236
Observatory cash NOI	12,994	25,637	31,387	27,523	13,913

Total cash NOI—including Observatory	$80,080	$113,336	$99,138	$96,580	$81,149

Manhattan Office Portfolio (1)
Revenues	$123,616	$140,443	$122,687	$119,384	$122,303
Operating expenses	(62,665)	(60,919)	(62,464)	(58,457)	(63,218)

NOI	60,951	79,524	60,223	60,927	59,085
Straight-line rent	(5,408)	(5,037)	(4,068)	(4,970)	(6,089)
Above/below-market rent revenue amortization	(2,354)	(1,733)	(1,668)	(1,551)	(1,168)
Below-market ground lease amortization	1,958	1,958	1,957	1,958	1,958

Cash NOI	$55,147	$74,712	$56,444	$56,364	$53,786

Greater New York Office Portfolio
Revenues	$18,107	$19,287	$18,536	$18,741	$18,697
Operating expenses	(8,927)	(8,839)	(9,069)	(8,326)	(8,425)

NOI	9,180	10,448	9,467	10,415	10,272
Straight-line rent	(124)	(516)	(1,014)	(895)	(285)
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Cash NOI	$9,056	$9,932	$8,453	$9,520	$9,987

Standalone Retail Portfolio
Revenues	$4,681	$4,754	$4,626	$4,827	$4,559
Operating expenses	(1,926)	(1,807)	(1,854)	(1,710)	(1,617)

NOI	2,755	2,947	2,772	3,117	2,942
Straight-line rent	128	108	82	56	521
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Cash NOI	$2,883	$3,055	$2,854	$3,173	$3,463

Note:

(1)	Includes 512,632 rentable square feet of retail space in the Company’s nine Manhattan office properties.

First Quarter 2019 Net Operating Income (“NOI”), Initial Free Rent Burn-Off and Signed Leases Not Commenced (unaudited and dollars in thousands)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Net Income to NOI and Cash NOI
Net income	$9,856	$39,781	$29,230	$30,184	$18,058
Add:
General and administrative expenses	14,026	13,673	13,148	13,225	12,628
Depreciation and amortization	46,098	46,682	42,475	39,468	39,883
Interest expense	20,689	20,849	20,658	20,525	17,591
Income tax expense (benefit)	(730)	1,312	2,135	1,455	(260)
Less:
Third-party management and other fees	(320)	(289)	(312)	(376)	(463)
Interest income	(3,739)	(3,452)	(3,485)	(2,499)	(1,225)

Net operating income	85,880	118,556	103,849	101,982	86,212
Straight-line rent	(5,404)	(5,445)	(5,000)	(5,809)	(5,853)
Above/below-market rent revenue amortization	(2,354)	(1,733)	(1,668)	(1,551)	(1,168)
Below-market ground lease amortization	1,958	1,958	1,957	1,958	1,958

Total cash NOI—including Observatory	80,080	113,336	99,138	96,580	81,149
Less: Observatory NOI	(12,994)	(25,637)	(31,387)	(27,523)	(13,913)

Total cash NOI—excluding Observatory	$67,086	$87,699	$67,751	$69,057	$67,236

Cash NOI by Portfolio
Manhattan Office Portfolio	$55,147	$74,712	$56,444	$56,364	$53,786
Greater New York Office Portfolio	9,056	9,932	8,453	9,520	9,987
Standalone Retail Portfolio	2,883	3,055	2,854	3,173	3,463

Total cash NOI—excluding Observatory	67,086	87,699	67,751	69,057	67,236
Observatory cash NOI	12,994	25,637	31,387	27,523	13,913

Total cash NOI—including Observatory	$80,080	$113,336	$99,138	$96,580	$81,149

Schedule of Initial Free Rent Burn-Off

As of March 31, 2019, the Company had approximately $51 million of annualized cash rents that have yet to contribute to Cash NOI:

	Annualized Initial Base	Base Cash Rent Contributing to Cash NOI in the Following Years on a Cumulative Basis
Total Portfolio	Cash Rent	2019	2020	2021	2022
Commenced leases in free rent period	$32,253	$12,694	$30,571	$32,253	$32,253
Signed leases not commenced	18,530	1,533	14,230	18,530	18,530

Total	$50,783	$14,227	$44,801	$50,783	$50,783

Signed leases not commenced (“SLNC”)

	Square	3/31/19 Escalated	New	Expected Base Rent Commencement		Incremental Annual
Tenant	Feet	Annual Rent	Annual Rent	GAAP	Cash	Revenue
Hospitals Insurance Co.	41,836	$—	$2,590	May 2019	Nov. 2019	$2,590
Distinguished Concerts International LLC	17,644	—	1,180	Sept. 2019	Dec. 2019	1,180
G&S Business Communications	19,285	—	1,230	Apr. 2019	Jan. 2020	1,230
Institutional Capital Network	17,613	—	1,130	Aug. 2019	Mar. 2020	1,130
Kaplan Hecker & Fink LLP	26,997	860	2,000	Mar. 2020	Apr. 2020	1,140
Signature Bank	71,787	—	4,240	Sept. 2019	May 2020	4,240
Siesense Inc.	23,175	1,210	1,440	Oct. 2019	Jul. 2020	230
Abrams Artists Agency LLC	25,294	—	1,850	Dec. 2019	Sept. 2020	1,850
Other SLNC	75,927	—	4,940	Apr. 2019 - Mar. 2020	Apr. 2019 - Oct. 2020	4,940

Total	319,558	$2,070	$20,600			$18,530

First Quarter 2019 Property Summary—Leasing Activity by Quarter (unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Total Portfolio
Total leases executed	34	35	43	37	41
Weighted average lease term	8.3 years	10.5 years	9.8 years	6.1 years	7.1 years
Average free rent period	4.7 months	5.4 months	6.8 months	4.5 months	4.8 months
Office
Total square footage executed	300,408	241,978	353,686	142,286	253,626
Average cash rent psf—leases executed	$61.79	$62.44	$58.47	$55.45	$54.51
Previously escalated cash rents psf	$54.36	$49.69	$47.10	$46.86	$48.53
Percentage of new cash rent over previously escalated rents	13.7%	25.7%	24.1%	18.3%	12.3%
Retail
Total square footage executed	7,643	4,782	413	1,131	5,904
Average cash rent psf—leases executed	$109.54	$104.57	$65.03	$122.02	$175.43
Previously escalated cash rents psf	$106.84	$128.16	$63.22	$122.83	$175.43
Percentage of new cash rent over previously escalated rents	2.5%	(18.4%)	2.9%	(0.7%)	0.0%
Total Portfolio
Total square footage executed	308,051	246,760	354,099	143,417	259,530
Average cash rent psf—leases executed	$63.90	$63.57	$58.48	$55.99	$57.29
Previously escalated cash rents psf	$56.35	$51.32	$47.12	$47.48	$51.44
Percentage of new cash rent over previously escalated rents	13.4%	23.9%	24.1%	17.9%	11.4%
Leasing commission costs per square foot	$15.00	$26.07	$22.33	$10.66	$15.35
Tenant improvement costs per square foot	55.09	86.99	75.17	66.27	49.54

Total LC and TI per square foot (2)	$70.09	$113.06	$97.50	$76.93	$64.89

Occupancy	88.8%	88.8%	88.4%	88.4%	88.1%
Manhattan Office Portfolio (1)
Total leases executed	30	28	37	30	31
Office—New Leases
Total square footage executed	153,506	204,999	281,844	83,251	158,932
Average cash rent psf—leases executed	$63.74	$64.82	$61.84	$62.88	$59.51
Previously escalated cash rents psf	$52.65	$49.85	$48.56	$49.69	$48.05
Percentage of new cash rent over previously escalated rents	21.1%	30.0%	27.3%	26.5%	23.8%
Office—Renewal Leases
Total square footage executed	131,304	13,547	33,212	27,738	33,964
Average cash rent psf—leases executed	$62.51	$60.75	$53.77	$53.48	$56.31
Previously escalated cash rents psf	$58.55	$56.55	$46.90	$49.35	$56.22
Percentage of new cash rent over previously escalated rents	6.8%	7.4%	14.7%	8.4%	0.2%
Retail—New and Renewal Leases
Total square footage executed	1,998	862	413	1,131	—
Average cash rent psf—leases executed	$80.00	$78.30	$65.03	$122.02	$—
Previously escalated cash rents psf	$73.73	$78.30	$63.22	$122.83	$—
Percentage of new cash rent over previously escalated rents	8.5%	0.0%	2.9%	(0.7%)	0.0%
Total Manhattan Office Portfolio
Total square footage executed	286,808	219,408	315,469	112,120	192,896
Average cash rent psf—leases executed	$63.29	$64.62	$61.00	$61.15	$58.94
Previously escalated cash rents psf	$55.50	$50.38	$48.40	$50.35	$49.49
Percentage of new cash rent over previously escalated rents	14.0%	28.3%	26.0%	21.5%	19.1%
Leasing commission costs per square foot	$14.50	$27.50	$24.23	$11.70	$18.56
Tenant improvement costs per square foot	54.18	90.85	79.42	68.11	63.22

Total LC and TI per square foot (2)	$68.68	$118.35	$103.65	$79.81	$81.78

Occupancy	88.9%	88.9%	88.3%	88.1%	87.3%

First Quarter 2019 Property Summary—Leasing Activity by Quarter—(Continued) (unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Greater New York Office Portfolio
Total leases executed	3	6	6	7	8
Total square footage executed	15,598	23,432	38,630	31,297	60,730
Average cash rent psf—leases executed	$36.60	$42.59	$37.92	$34.31	$39.85
Previously escalated cash rents psf	$35.78	$44.30	$36.63	$35.43	$45.36
Percentage of new cash rent over previously escalated rents	2.3%	(3.9%)	3.5%	(3.2%)	(12.1%)
Leasing commission costs per square foot	$15.32	$11.32	$6.81	$6.95	$4.21
Tenant improvement costs per square foot	77.21	50.30	40.47	59.68	7.89

Total LC and TI per square foot (2)	$92.53	$61.62	$47.28	$66.63	$12.10

Occupancy	87.8%	87.6%	88.3%	88.9%	90.8%
Standalone Retail Portfolio
Total leases executed	1	1	—	—	2
Total square footage executed	5,645	3,920	—	—	5,904
Average cash rent psf—leases executed	$120.00	$110.34	$—	$—	$175.42
Previously escalated cash rents psf	$118.56	$139.12	$—	$—	$175.42
Percentage of new cash rent over previously escalated rents	1.2%	(20.7%)	0.0%	0.0%	0.0%
Leasing commission costs per square foot	$39.08	$34.10	$—	$—	$25.20
Tenant improvement costs per square foot	40.00	90	—	—	31

Total LC and TI per square foot (2)	$79.08	$124.10	$—	$—	$56.51

Occupancy	94.4%	94.4%	94.4%	95.4%	97.3%

Notes:

(1)	Includes 512,632 rentable square feet of retail space in the Company’s nine Manhattan office properties.
(2)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

First Quarter 2019 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Three Months Ended				Full Year
	Actual	Forecast (1)	Forecast (1)	Forecast (1)	Forecast (1)	Forecast (1)
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	Apr. to Dec. 2019	2020
Total Portfolio (2)
Total Expirations	150,816	158,709	178,623	278,702	616,034	692,179
Less: Broadcasting	(7,852)	(2,528)	—	—	(2,528)	(1,673)

Office and Retail Expirations	142,964	156,181	178,623	278,702	613,506	690,506

Renewal & Relocations (3)	31,298	50,993	41,472	73,949	166,414	233,893
Short-term renewals (4)	12,097	—	—	—	—	—
New Leases (5)	20,627	26,552	11,718	15,341	53,611	24,078
Tenant Vacates (6)	68,013	46,044	73,092	133,756	252,892	144,663
Intentional Vacates (7)	1,743	31,003	51,041	55,656	137,700	29,852
Holdover (8)	9,186	—	—	—	—	—
Unknown (9)	—	1,589	1,300	—	2,889	258,020

Total Portfolio expirations and vacates	142,964	156,181	178,623	278,702	613,506	690,506

Manhattan Office Portfolio
Total Expirations	112,369	98,075	142,833	128,125	369,033	459,984
Less: Broadcasting	(7,852)	(2,528)	—	—	(2,528)	(1,673)

Office Expirations	104,517	95,547	142,833	128,125	366,505	458,311

Renewal & Relocations (3)	10,259	6,457	13,488	56,746	76,691	86,189
Short-term renewals (4)	8,950	—	—	—	—	—
New Leases (5)	12,712	26,552	11,718	15,341	53,611	16,678
Tenant Vacates (6)	61,909	30,188	71,045	17,815	119,048	77,615
Intentional Vacates (7)	1,501	30,761	45,282	38,223	114,266	29,852
Holdover (8)	9,186	—	—	—	—	—
Unknown (9)	—	1,589	1,300	—	2,889	247,977

Total expirations and vacates	104,517	95,547	142,833	128,125	366,505	458,311

Greater New York Metropolitan Area Office Portfolio
Office Expirations	38,205	57,619	30,031	133,144	220,794	203,933

Renewal & Relocations (3)	21,039	41,763	27,984	17,203	86,950	133,245
Short-term renewals (4)	3,147	—	—	—	—	—
New Leases (5)	7,915	—	—	—	—	7,400
Tenant Vacates (6)	6,104	15,856	2,047	115,941	133,844	60,811
Intentional Vacates (7)	—	—	—	—	—	—
Holdover (8)	—	—	—	—	—	—
Unknown (9)	—	—	—	—	—	2,477

Total expirations and vacates	38,205	57,619	30,031	133,144	220,794	203,933

Retail Portfolio
Retail Expirations	242	3,015	5,759	17,433	26,207	28,262

Renewal & Relocations (3)	—	2,773	—	—	2,773	14,459
Short-term renewals (4)	—	—	—	—	—	—
New Leases (5)	—	—	—	—	—	—
Tenant Vacates (6)	—	—	—	—	—	6,237
Intentional Vacates (7)	242	242	5,759	17,433	23,434	—
Holdover (8)	—	—	—	—	—	—
Unknown (9)	—	—	—	—	—	7,566

Total expirations and vacates	242	3,015	5,759	17,433	26,207	28,262

Notes:

(1)

These forecasts, which are subject to change, are based on management’s expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals” assume tenants renew their existing leases in all or a portion of their current spaces, and “Relocations” assume tenants move within a building or within the Company’s portfolio.

(4)	Represents tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2019.
(5)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. The lease commencement dates are not provided in this section.

(6)	For forecasted periods, “Tenant Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option.
(7)

For forecasted periods, “Intentional Vacates” assumes the Company decides not to renew tenant at the end of their existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(8)

Holdover represents a tenant that remains in its space, paying rent after the expiration of its lease, but is not anticipated to continue doing so on a monthly basis. These tenants may reappear in forecast periods in 2019.

(9)

For forecasted periods, “Unknown” represents tenants’ existing leases which do not fall into any of the above categories: Renewals & Relocations, New Leases, Tenant Vacates or Intentional Vacates and tenants’ whose intention is unknown.

First Quarter 2019 Property Detail (unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Annualized Rent (3)	Annualized Rent per Occupied Square Foot (4)	Number of Leases (5)
Manhattan Office Properties—Office
The Empire State Building (6)	Penn Station —Times Sq. South	2,711,163	93.8%	$150,023,260	$58.99	170
One Grand Central Place	Grand Central	1,248,231	87.3%	63,083,718	57.92	204
1400 Broadway (8)	Penn Station —Times Sq. South	914,453	88.0%	41,254,971	51.28	30
111 West 33rd Street (9)	Penn Station —Times Sq. South	638,808	75.7%	28,143,330	58.18	18
250 West 57th Street	Columbus Circle—West Side	470,552	78.4%	21,943,640	59.47	49
501 Seventh Avenue	Penn Station —Times Sq. South	461,161	95.1%	19,866,578	45.31	30
1359 Broadway	Penn Station —Times Sq. South	455,824	98.3%	23,941,223	53.43	36
1350 Broadway (10)	Penn Station —Times Sq. South	372,792	87.0%	18,923,247	58.35	60
1333 Broadway	Penn Station —Times Sq. South	292,835	75.8%	11,072,493	49.86	10

Manhattan Office Properties—Office		7,565,819	88.9%	378,252,460	56.27	607
Manhattan Office Properties—Retail
The Empire State Building (7)	Penn Station —Times Sq. South	104,543	69.4%	13,462,578	185.65	13
One Grand Central Place	Grand Central	68,732	79.0%	6,402,538	117.91	13
1400 Broadway (8)	Penn Station —Times Sq. South	20,418	77.4%	2,023,371	127.96	8
112 West 34th Street (9)	Penn Station —Times Sq. South	90,132	100.0%	22,596,784	250.71	4
250 West 57th Street	Columbus Circle—West Side	67,927	100.0%	10,130,963	149.14	8
501 Seventh Avenue	Penn Station —Times Sq. South	34,599	87.5%	1,931,191	63.75	8
1359 Broadway	Penn Station —Times Sq. South	27,506	100.0%	2,263,576	82.29	6
1350 Broadway (10)	Penn Station —Times Sq. South	31,774	100.0%	6,818,464	214.59	6
1333 Broadway	Penn Station —Times Sq. South	67,001	100.0%	9,018,254	134.60	4

Manhattan Office Properties—Retail		512,632	89.2%	74,647,718	163.25	70

Sub-Total/Weighted Average
Manhattan Office Properties—Office and Retail		8,078,451	88.9%	452,900,178	63.08	677

Greater New York Metropolitan Area Office Properties
First Stamford Place (11)	Stamford, CT	783,729	88.2%	30,075,287	43.51	46
Metro Center	Stamford, CT	281,714	85.7%	14,019,496	58.09	23
383 Main Avenue	Norwalk, CT	260,667	83.4%	7,246,964	33.33	21
500 Mamaroneck Avenue	Harrison, NY	288,202	85.2%	7,217,081	29.40	29
10 Bank Street	White Plains, NY	232,517	97.2%	7,992,806	35.35	34

Sub-Total/Weighted Average Greater New York Metropolitan Area Office Properties		1,846,829	87.8%	66,551,634	41.04	153

Standalone Retail Properties
10 Union Square	Union Square	58,007	100.0%	7,045,059	121.45	13
1542 Third Avenue	Upper East Side	56,250	100.0%	3,981,685	70.79	4
1010 Third Avenue	Upper East Side	44,662	100.0%	3,751,405	84.00	2
77 West 55th Street	Midtown	25,388	100.0%	2,750,327	108.33	3
69-97 Main Street	Westport, CT	16,958	32.7%	708,876	127.93	2
103-107 Main Street	Westport, CT	4,330	100.0%	727,876	168.10	1

Sub-Total/Weighted Average Standalone Retail Properties		205,595	94.4%	18,965,227	97.67	25

Portfolio Total		10,130,875	88.8%	$538,417,039	$59.85	855

Total/Weighted Average Office Properties		9,412,648	88.6%	$444,804,094	$53.31	760
Total/Weighted Average Retail Properties		718,227	90.7%	93,612,946	143.70	95

Portfolio Total		10,130,875	88.8%	$538,417,039	$59.85	855

Notes:

(1)

Excludes (i) 177,459 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(2)	Based on leases signed and commenced as of March 31, 2019.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents annualized rent under leases commenced as of March 31, 2019 divided by occupied square feet.
(5)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(6)	Includes 37,778 rentable square feet of space leased by the Company’s broadcasting tenants.
(7)	Includes 5,300 rentable square feet of space leased by WDFG North America, a licensee of the Company’s observatory.
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 44 years (expiring December 31, 2063).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 58 years (expiring May 31, 2077).
(10)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 31 years (expiring July 31, 2050).
(11)	First Stamford Place consists of three buildings.

First Quarter 2019 Tenant Lease Expirations (unaudited)

Total Lease Expirations	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	863,789	8.5%	$—	0.0%	$—
Signed leases not commenced	22	271,345	2.7%	—	0.0%	—
1Q 2019 (4)	6	18,316	0.2%	961,550	0.2%	52.50
2Q 2019	38	158,709	1.6%	8,704,762	1.6%	54.85
3Q 2019	34	178,623	1.8%	9,707,665	1.8%	54.35
4Q 2019	38	278,702	2.8%	13,011,833	2.4%	46.69

Total 2019	116	634,350	6.3%	32,385,810	6.0%	51.05
1Q 2020	27	80,533	0.8%	4,850,893	0.9%	60.23
2Q 2020	40	206,803	2.0%	11,159,054	2.1%	53.96
3Q 2020	33	209,178	2.1%	11,177,551	2.1%	53.44
4Q 2020	29	195,665	1.9%	11,246,983	2.1%	57.48

Total 2020	129	692,179	6.8%	38,434,481	7.1%	55.53
2021	107	698,767	6.9%	40,177,080	7.5%	57.50
2022	99	544,371	5.4%	34,887,759	6.5%	64.09
2023	85	708,321	7.0%	42,883,288	8.0%	60.54
2024	70	753,153	7.4%	44,008,625	8.2%	58.43
2025	58	387,408	3.8%	28,545,159	5.3%	73.68
2026	45	956,550	9.4%	54,063,058	10.0%	56.52
2027	46	562,312	5.6%	32,639,055	6.1%	58.04
2028	27	981,049	9.7%	52,683,082	9.8%	53.70
Thereafter	73	2,077,281	20.5%	137,709,642	25.6%	66.29

Total	877	10,130,875	100.0%	$538,417,039	100.0%	$59.85

Manhattan Office Properties (5)
Available	—	588,694	7.8%	$—	0.0%	$—
Signed leases not commenced	17	254,472	3.4%	—	0.0%	—
1Q 2019 (4)	5	18,018	0.2%	956,050	0.3%	53.06
2Q 2019	25	98,075	1.3%	5,302,107	1.4%	54.06
3Q 2019	27	142,833	1.9%	6,921,886	1.8%	48.46
4Q 2019	31	128,125	1.7%	6,963,752	1.8%	54.35

Total 2019	88	387,051	5.1%	20,143,795	5.3%	52.04
1Q 2020	20	68,876	0.9%	4,010,557	1.1%	58.23
2Q 2020	28	88,963	1.2%	5,082,811	1.3%	57.13
3Q 2020	28	161,051	2.1%	8,846,795	2.3%	54.93
4Q 2020	21	141,094	1.9%	7,449,252	2.0%	52.80

Total 2020	97	459,984	6.1%	25,389,415	6.7%	55.20
2021	68	457,753	6.1%	25,531,338	6.7%	55.78
2022	74	367,714	4.9%	21,397,938	5.7%	58.19
2023	62	533,430	7.1%	30,406,896	8.0%	57.00
2024	50	526,171	7.0%	29,441,091	7.8%	55.95
2025	38	248,198	3.3%	14,716,998	3.9%	59.30
2026	31	815,739	10.8%	46,691,184	12.3%	57.24
2027	31	400,706	5.3%	22,428,816	5.9%	55.97
2028	18	912,911	12.1%	49,364,407	13.1%	54.07
Thereafter	50	1,612,996	21.0%	92,740,582	24.6%	57.50

Total Manhattan office properties	624	7,565,819	100.0%	$378,252,460	100.0%	$56.27

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 177,459 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of March 31, 2019 and expire on March 31, 2019.
(5)	Excludes (i) retail space in the Company’s Manhattan office properties and (ii) the Empire State Building broadcasting licenses and observatory operations.

First Quarter 2019 Tenant Lease Expirations (unaudited)

Greater New York Metropolitan Area Office Properties	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	219,869	11.9%	$—	0.0%	$—
Signed leases not commenced	2	5,310	0.3%	—	0.0%	—
1Q 2019 (4)	1	298	0.0%	5,500	0.0%	18.46
2Q 2019	11	57,619	3.1%	2,050,644	3.1%	35.59
3Q 2019	4	30,031	1.6%	1,465,534	2.2%	48.80
4Q 2019	6	133,144	7.2%	4,762,653	7.2%	35.77

Total 2019	22	221,092	12.0%	8,284,331	12.4%	37.47
1Q 2020	6	10,263	0.6%	467,877	0.7%	45.59
2Q 2020	8	104,037	5.6%	5,329,853	8.0%	51.23
3Q 2020	4	44,627	2.4%	1,691,840	2.5%	37.91
4Q 2020	6	45,006	2.4%	1,971,223	3.0%	43.80

Total 2020	24	203,933	11.0%	9,460,793	14.2%	46.39
2021	31	210,934	11.4%	9,611,892	14.4%	45.57
2022	15	116,525	6.3%	4,447,394	6.7%	38.17
2023	13	120,187	6.5%	5,502,518	8.3%	45.78
2024	9	199,026	10.8%	8,796,929	13.2%	44.20
2025	13	106,215	5.8%	3,451,027	5.2%	32.49
2026	5	66,130	3.6%	2,132,842	3.2%	32.25
2027	7	73,833	4.0%	2,754,722	4.1%	37.31
2028	6	64,515	3.5%	2,277,599	3.4%	35.30
Thereafter	8	239,260	13.0%	9,831,587	14.9%	41.09

Total greater New York metropolitan area office properties	155	1,846,829	100.0%	$66,551,634	100.0%	$41.04

Retail Properties
Available	—	55,226	7.7%	$—	0.0%	$—
Signed leases not commenced	3	11,563	1.6%	—	0.0%	—
1Q 2019 (4)	—	—	0.0%	—	0.0%	—
2Q 2019	2	3,015	0.4%	1,352,011	1.4%	448.43
3Q 2019	3	5,759	0.8%	1,320,245	1.4%	229.25
4Q 2019	1	17,433	2.4%	1,285,428	1.4%	73.74

Total 2019	6	26,207	3.6%	3,957,684	4.2%	151.02
1Q 2020	1	1,394	0.2%	372,459	0.4%	267.19
2Q 2020	4	13,803	1.9%	746,390	0.8%	54.07
3Q 2020	1	3,500	0.5%	638,916	0.7%	182.55
4Q 2020	2	9,565	1.3%	1,826,508	2.0%	190.96

Total 2020	8	28,262	3.9%	3,584,273	3.8%	126.82
2021	8	30,080	4.2%	5,033,850	5.4%	167.35
2022	10	60,132	8.4%	9,042,427	9.7%	150.38
2023	10	54,704	7.6%	6,973,874	7.4%	127.48
2024	11	27,956	3.9%	5,770,605	6.2%	206.42
2025	7	32,995	4.6%	10,377,134	11.1%	314.51
2026	9	74,681	10.4%	5,239,032	5.6%	70.15
2027	8	87,773	12.2%	7,455,517	8.0%	84.94
2028	3	3,623	0.5%	1,041,076	1.1%	287.35
Thereafter	15	225,025	31.4%	35,137,474	37.5%	156.15

Total retail properties	98	718,227	100.0%	$93,612,946	100.0%	$143.70

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 177,459 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of March 31, 2019 and expire on March 31, 2019.
(5)	Represents two license agreements.

First Quarter 2019 Tenant Lease Expirations (unaudited)

Empire State Building Office (1)	Number of Leases Expiring (2)	Rentable Square Feet Expiring (3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (4) (5)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	134,492	5.0%	$—	0.0%	$—
Signed leases not commenced	2	33,372	1.2%	—	0.0%	—
1Q 2019 (6)	2	3,736	0.1%	189,375	0.1%	50.69
2Q 2019	4	4,266	0.2%	280,746	0.2%	65.81
3Q 2019	—	—	0.0%	—	0.0%	—
4Q 2019	5	36,896	1.4%	1,827,001	1.2%	49.52

Total 2019	11	44,898	1.7%	2,297,122	1.5%	51.16
1Q 2020	6	20,662	0.8%	1,284,532	0.9%	62.17
2Q 2020	8	40,723	1.5%	2,167,395	1.4%	53.22
3Q 2020	8	38,636	1.4%	2,300,312	1.5%	59.54
4Q 2020	7	58,837	2.2%	3,545,373	2.4%	60.26

Total 2020	29	158,858	5.9%	9,297,612	6.2%	58.53
2021	21	131,894	4.9%	7,727,575	5.2%	58.59
2022	21	95,188	3.5%	6,062,994	4.0%	63.69
2023	19	100,390	3.7%	6,535,664	4.4%	65.10
2024	17	220,446	8.1%	13,615,409	9.1%	61.76
2025	9	76,231	2.8%	4,411,029	2.9%	57.86
2026	11	435,589	16.1%	25,996,347	17.3%	59.68
2027	6	22,615	0.8%	1,407,339	0.9%	62.23
2028	4	545,713	20.1%	30,748,482	20.5%	56.35
Thereafter	22	711,477	26.2%	41,923,687	28.0%	58.92

Total Empire State Building office	172	2,711,163	100.0%	$150,023,260	100.0%	$58.99

Empire State Building Broadcasting Licenses and Leases	Annualized Base Rent (7)	Annualized Expense Reimbursements	Annualized Rent (4)	Percent of Annualized Rent
1Q 2019 (6)	699,390	174,851	874,241	6.1%
2Q 2019	—	—	—	0.0%
3Q 2019	—	—	—	0.0%
4Q 2019	—	—	—	0.0%

Total 2019	699,390	174,851	874,241	6.1%
1Q 2020	629,656	66,434	696,090	4.8%
2Q 2020	137,188	22,550	159,738	1.1%
3Q 2020	—	—	—	0.0%
4Q 2020	99,320	29,150	128,470	0.9%

Total 2020	866,164	118,134	984,298	6.8%
2021	55,685	87,255	142,940	1.0%
2022	1,162,467	257,506	1,419,973	9.8%
2023	82,480	20,202	102,682	0.7%
2024	47,271	38,022	85,293	0.6%
2025	1,533,492	165,855	1,699,347	11.8%
2026	799,969	69,575	869,544	6.0%
2027	768,750	56,163	824,913	5.7%
2028	242,550	23,880	266,430	1.8%
Thereafter	6,372,362	787,883	7,160,245	49.6%

Total Empire State Building broadcasting licenses and leases	$12,630,580	$1,799,326	$14,429,906	100.0%

Notes:

(1)	Excludes retail space, broadcasting licenses and observatory operations
(2)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(3)	Excludes 25,937 rentable square feet of space attributable to building management use.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)

Includes approximately $5.4 million of annualized rent related to physical space occupied by broadcasting tenants for their broadcasting operations. Does not include license fees charged to broadcasting tenants.

(6)	Represents leases that are included in occupancy as of March 31, 2019 and expire on March 31, 2019.
(7)	Represents license fees for the use of the Empire State Building mast and base rent for physical space occupied by broadcasting tenants.

First Quarter 2019 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

20 Largest Tenants	Property	Lease Expiration (1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1. Global Brands Group	ESB, 1333 B’Way	Oct. 2023 - Oct. 2028	8.9 years	668,942	6.4%	$36,039,749	6.7%
2. LinkedIn	ESB	Feb. 2026	6.9 years	312,947	3.0%	18,373,071	3.4%
3. Coty	ESB	Jan. 2030	10.8 years	312,954	3.0%	16,860,402	3.1%
4. PVH Corp.	501 Seventh Avenue	Oct. 2028	9.6 years	237,281	2.3%	10,752,424	2.0%
5. Sephora	112 West 34th Street	Jan. 2029	9.8 years	11,334	0.1%	10,457,709	1.9%
6. Li & Fung	1359 Broadway	Oct. 2021 - Oct. 2027	5.0 years	149,436	1.4%	7,471,631	1.4%
7. Urban Outfitters	1333 Broadway	Sept. 2029	10.5 years	56,730	0.5%	7,103,124	1.3%
8. Macy’s	111 West 33rd Street	May 2030	11.2 years	131,117	1.3%	7,060,184	1.3%
9. Federal Deposit Insurance Corp.	ESB	Dec. 2024	5.8 years	119,226	1.1%	6,828,231	1.3%
10. HNTB Corporation	ESB	Feb. 2029	9.9 years	105,143	1.0%	6,661,282	1.2%
11. Duane Reade	ESB, 1350 B’Way, 250 West 57th	Feb. 2021 -Sept. 2027	5.7 years	47,541	0.5%	6,343,147	1.2%
12. Footlocker	112 West 34th Street	Sept. 2031	12.5 years	34,192	0.3%	6,258,212	1.2%
13. Legg Mason	First Stamford Place	Sept. 2024	5.5 years	137,583	1.3%	6,246,888	1.2%
14. Fragomen	1400 Broadway	Feb. 2035	15.9 years	107,680	1.0%	5,922,400	1.1%
15. WDFG North America	ESB	Dec. 2025	6.8 years	5,300	0.1%	5,862,331	1.1%
16. Shutterstock	ESB	Apr. 2029	10.1 years	104,386	1.0%	5,549,202	1.0%
17. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	10.7 years	86,492	0.8%	5,366,959	1.0%
18. ASCAP	250 West 57th Street	Aug. 2034	15.4 years	87,943	0.8%	5,250,464	1.0%
19. Kohl’s	1400 Broadway	Apr. 2019 - Oct. 2029	7.8 years	118,380	1.1%	5,248,625	1.0%
20. On Deck Capital, Inc.	1400 Broadway	June 2019 -Dec. 2026	7.8 years	81,290	0.8%	4,593,205	0.9%

Total				2,915,897	27.8%	$184,249,240	34.3%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term, based on annualized rent.
(3)	Based on leases signed and commenced as of March 31, 2019.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

First Quarter 2019 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Tenant improvements—first generation	$19,142	$26,079	$21,229	$31,921	$17,298
Tenant improvements—second generation	9,028	7,963	10,069	4,874	2,039
Leasing commissions—first generation	1,276	4,533	4,813	1,698	3,699
Leasing commissions—second generation	1,869	2,845	2,576	866	3,024
Building improvements—first generation	11,022	10,085	18,418	19,862	13,664
Building improvements—second generation	4,840	8,624	2,279	4,329	1,719
Observatory capital project (1)	13,789	12,750	14,507	15,871	11,533

Total	$60,966	$72,879	$73,891	$79,421	$52,976

Note:

(1)	Total Observatory capital project spent-to-date was $105.1 million as of March 31, 2019.

Tenant space redevelopment by square feet (2) (3)

- Future redevelopment (Empire State Building) - 180,000 square feet

- Future redevelopment (other Manhattan properties) - 430,000 square feet

- Redevelopment completed - 7,370,000 square feet

Inventory of vacant space (2)

- Developed - 530,000 square feet, 93%

- Undeveloped - 40,000 square feet, 7%

Inventory of undeveloped space (2)

- Vacant - 40,000 square feet, 6%

- Expires in 2019 - 90,000 square feet, 15%

- Expires in 2020 and thereafter - 480,000 square feet, 79%

Developed 60,000 square feet in the first quarter 2019.

Leasing Opportunity—Inventory of Current Vacant Space as of March 31, 2019 (in square feet)
Total Portfolio vacant space	1,135,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	256,000
Greater New York Office Properties SLNC	5,000
Retail Properties SLNC	10,000
Redeveloped Manhattan Office space	466,000
Greater New York Office Properties space	220,000
Retail Properties space	55,000
Undeveloped Manhattan Office space	18,000
Space held off market	57,000
Other	48,000

Total	1,135,000

Development of Space Expected to Vacate from March 31, 2019 through December 31, 2019 (in square feet)

	Expected Vacates	2019	2020	2021	Thereafter
Tenant Vacates
Developed	115,636
Undeveloped space to be developed	3,412	—	—	—	3,412

	119,048

Intentional Vacates
Developed	67,689
Undeveloped space to be developed	70,011	2,921	52,981	14,109	—

	137,700

Notes:

(2)	These estimates are based on the Company’s current budgets and are subject to change.
(3)

Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be prebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.

First Quarter 2019 Observatory Summary (unaudited and dollars in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Observatory revenue (1)	$130,547	$20,569	$34,536	$40,241	$35,201	$21,249
Observatory expenses	33,006	7,575	8,899	8,854	7,678	7,336

NOI	97,541	12,994	25,637	31,387	27,523	13,913
Intercompany rent expense (2)	80,414	14,021	20,598	23,805	21,990	13,561

NOI after intercompany rent	$17,127	$(1,027)	$5,039	$7,582	$5,533	$352

Observatory Metrics
Number of visitors (3)		601,000	945,000	1,168,000	1,049,000	644,000
Change in visitors year over year		(6.7%)	(4.6%)	(5.6%)	(4.1%)	4.1%
Number of bad weather days (“BWD”) (4)		15	19	11	11	15
Estimated effect of BWD’s on number of visitors (5)		(10,000)	(43,000)	(24,000)	19,000	(14,000)
102nd floor revenue (6)		$180	$2,388	$3,066	$3,041	$83

Notes:

(1)

Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, the fixed license fee was $1,453, $1,411, $1,411, $1,410 and $1,410, respectively.

(2)	The observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.
(5)	Represents an estimated reduction in the number of visitors due to bad weather days compared to the same quarter in the prior year.
(6)

Reflects revenues derived from the 102nd floor observatory. This revenue is included in total observatory revenues above and will be disclosed separately throughout the duration of the observatory capital improvement program.

Annual Observatory Revenues 2014 to 2018

First Quarter 2019 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Assets
Commercial real estate properties, at cost:
Land	$201,196	$201,196	$201,196	$201,196	$201,196
Development costs	7,987	7,987	7,987	7,987	7,986
Building and improvements	2,727,497	2,675,303	2,616,772	2,562,662	2,495,901

	2,936,680	2,884,486	2,825,955	2,771,845	2,705,083
Less: accumulated depreciation	(777,794)	(747,304)	(718,959)	(698,725)	(678,250)

Commercial real estate properties, net	2,158,886	2,137,182	2,106,996	2,073,120	2,026,833
Cash and cash equivalents	242,910	204,981	229,745	251,797	690,471
Restricted cash	61,766	65,832	54,356	58,719	61,699
Short term investments	350,000	400,000	400,000	400,000	—
Tenant and other receivables, net	22,052	29,437	31,342	21,600	25,156
Deferred rent receivables, net	206,307	200,903	195,455	190,419	184,667
Prepaid expenses and other assets	37,766	64,345	50,663	64,695	39,393
Deferred costs, net	233,382	241,223	244,441	246,763	255,844
Acquired below-market ground leases, net	358,440	360,398	362,355	364,313	366,271
Right of use assets	29,452	—	—	—	—
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,192,440	$4,195,780	$4,166,832	$4,162,905	$4,141,813

Liabilities and Equity
Mortgage notes payable, net	$607,823	$608,567	$609,299	$610,026	$610,826
Senior unsecured notes, net	1,047,078	1,046,219	1,045,362	1,044,573	1,043,677
Unsecured term loan facility, net	264,271	264,147	264,023	263,900	263,777
Unsecured revolving credit facility	—	—	—	—	—
Accounts payable and accrued expenses	127,986	130,676	128,340	129,944	106,830
Acquired below-market leases, net	48,731	52,450	55,662	58,960	62,418
Ground lease liabilties	29,452	—	—	—	—
Deferred revenue and other liabilities	43,339	44,810	32,175	29,553	37,499
Tenants’ security deposits	56,559	57,802	42,520	42,808	43,448

Total liabilities	2,225,239	2,204,671	2,177,381	2,179,764	2,168,475
Total equity	1,967,201	1,991,109	1,989,451	1,983,141	1,973,338

Total liabilities and equity	$4,192,440	$4,195,780	$4,166,832	$4,162,905	$4,141,813

First Quarter 2019 Condensed Consolidated Statements of Income (unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Revenues
Rental revenue (1)	$143,417	$123,261	$123,621	$124,038	$122,311
Tenant expense reimbursement	—	19,746	18,627	16,205	17,794
Observatory revenue	20,569	34,536	40,241	35,201	21,249
Lease termination fees	388	18,683	1,185	357	622
Third party management and other fees	320	289	312	376	463
Other revenue and fees	2,599	2,794	2,416	2,352	4,832 (2)

Total revenues	167,293	199,309	186,402	178,529	167,271
Operating expenses
Property operating expenses	42,955	41,004	42,772	39,418	44,185
Ground rent expenses	2,331	2,332	2,331	2,332	2,331
General and administrative expenses	14,026	13,673	13,148	13,225	12,628
Observatory expenses	7,575	8,899	8,854	7,678	7,336
Real estate taxes	28,232	28,229	28,284	26,743	26,744
Depreciation and amortization	46,098	46,682	42,475	39,468	39,883

Total operating expenses	141,217	140,819	137,864	128,864	133,107

Total operating income	26,076	58,490	48,538	49,665	34,164
Other income (expense)
Interest income	3,739	3,452	3,485	2,499	1,225
Interest expense	(20,689)	(20,849)	(20,658)	(20,525)	(17,591)

Income before income taxes	9,126	41,093	31,365	31,639	17,798
Income tax (expense) benefit	730	(1,312)	(2,135)	(1,455)	260

Net income	9,856	39,781	29,230	30,184	18,058
Perpetual preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Net income attributable to non-controlling interests	(3,945)	(16,705)	(12,654)	(13,299)	(8,056)

Net income attributable to common stockholders	$5,677	$22,842	$16,342	$16,651	$9,768

Weighted average common shares outstanding
Basic	175,850	171,829	167,657	165,256	162,667

Diluted	298,049	297,492	297,478	297,244	296,827

Net income per share attributable to common stockholders
Basic and diluted	$0.03	$0.13	$0.10	$0.10	$0.06

Dividends per share	$0.105	$0.105	$0.105	$0.105	$0.105

Notes:

(1)

The Company adopted Financial Accounting Standards Board Topic 842, Lease Accounting, using the modified retrospective approach on January 1, 2019 and elected to apply the transition provisions of the standard at adoption. As such, the prior period amounts presented under ASC 840 were not restated to conform with the 2019 presentation. The Company adopted the practical expedient in Topic 842, which allows the Company to avoid separating lease and non-lease rental income. Consequently, all rental income earned pursuant to tenant leases in 2019 is reflected as one category, “Rental Revenue,” in the 2019 consolidated statements of income.

The following table reflects the components of 2019 rental revenue.

March 31,
Rental Revenue	2019
Base rent	$126,634
Billed tenant expense reimbursement	16,783

Total rental revenue	$143,417

The Company believes the preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

(2)	Includes a $2.8 million settlement reached with a former broadcast tenant.

First Quarter 2019

Funds from Operations (“FFO”), Modified Funds From Operations (“Modified  FFO”), Core Funds from Operations (“Core FFO”), Core Funds Available for Distribution (“Core FAD”) and EBITDA

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income	$9,856	$39,781	$29,230	$30,184	$18,058
Preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Real estate depreciation and amortization	45,092	45,771	42,004	39,049	39,468

FFO attributable to common stockholders and non-controlled interests	54,714	85,318	71,000	68,999	57,292
Amortization of below-market ground lease	1,958	1,958	1,957	1,958	1,958

Modified FFO attributable to common stockholders and non-controlled interests	56,672	87,276	72,957	70,957	59,250

Core FFO attributable to common stockholders and non-controlled interests	$56,672	$87,276	$72,957	$70,957	$59,250

Total weighted average shares and Operating Partnership Units
Basic	298,049	297,492	297,478	297,244	296,824

Diluted	298,049	297,492	297,478	297,244	296,827

FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.18	$0.29	$0.24	$0.23	$0.19

Diluted	$0.18	$0.29	$0.24	$0.23	$0.19

Modified FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.19	$0.29	$0.25	$0.24	$0.20

Diluted	$0.19	$0.29	$0.25	$0.24	$0.20

Core FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.19	$0.29	$0.25	$0.24	$0.20

Diluted	$0.19	$0.29	$0.25	$0.24	$0.20

Reconciliation of Core FFO to Core FAD
Core FFO	$56,672	$87,276	$72,957	$70,957	$59,250
Add:
Amortization of deferred financing costs	1,021	1,021	1,020	1,023	1,034
Non-real estate depreciation and amortization	1,007	912	826	419	415
Amortization of non-cash compensation expense	5,419	4,722	4,852	4,656	4,555
Amortization of debt discount	668	667	668	668	668
Amortization of loss on interest rate derivative	385	385	474	536	—
Deduct:
Straight-line rental revenues	(5,404)	(5,445)	(5,000)	(5,809)	(5,853)
Amortization of debt premiums	—	—	—	—	(949)
Above/below-market rent revenue amortization	(2,354)	(1,733)	(1,668)	(1,551)	(1,168)
Corporate capital expenditures	(498)	(231)	—	—	—
Tenant improvements—second generation	(9,028)	(7,963)	(10,069)	(4,874)	(2,039)
Building improvements—second generation	(4,840)	(8,624)	(2,279)	(4,329)	(1,719)
Leasing commissions—second generation	(1,869)	(2,845)	(2,576)	(866)	(3,024)

Core FAD	$41,179	$68,142	$59,205	$60,830	$51,170

Reconciliation of Net Income to EBITDA
Net income	$9,856	$39,781	$29,230	$30,184	$18,058
Interest expense	20,689	20,849	20,658	20,525	17,591
Income tax expense (benefit)	(730)	1,312	2,135	1,455	(260)
Depreciation and amortization	46,098	46,682	42,475	39,468	39,883

EBITDA	$75,913	$108,624	$94,498	$91,632	$75,272

First Quarter 2019 Debt Summary (unaudited and dollars in thousands)

	March 31, 2019			December 31, 2018
		Weighted Average			Weighted Average
Debt Summary	Balance	Interest Rate	Maturity (Years)	Balance	Interest Rate	Maturity (Years)
Fixed rate mortgage debt	$613,678	4.10%	9.8	$614,612	4.10%	10.0
Senior unsecured notes	1,050,000	3.82%	7.9	1,050,000	3.82%	8.2
Unsecured term loan facility (1)	265,000	3.35%	3.4	265,000	3.35%	3.7

Total fixed rate debt	1,928,678	3.84%	7.8	1,929,612	3.84%	8.1
Unsecured revolving credit facility	—	—	2.4	—	—	2.7

Total variable rate debt	—	—	2.4	—	—	2.7

Total debt	1,928,678	3.84%	7.8	1,929,612	3.84%	8.1

Discount	(980)			(1,647)
Deferred financing costs, net	(8,526)			(9,032)

Total	$1,919,172			$1,918,933

Note:

(1)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.

Available Capacity	Facility	Outstanding at March 31, 2019	Letters of Credit	Available Capacity
Unsecured revolving credit facility (1)	$1,100,000	$—	$—	$1,100,000

Covenant Summary	Required		Current Quarter		In Compliance
Maximum Total Leverage(2)	< 60%		29.6%		Yes
Maximum Secured Debt	< 40%		9.3%		Yes
Minimum Fixed Charge Coverage	> 1.50	x	3.9	x	Yes
Minimum Unencumbered Interest Coverage	> 1.75	x	5.6	x	Yes
Maximum Unsecured Leverage	< 60%		23.5%		Yes
Minimum Tangible Net Worth	$1,252,954		$1,810,557		Yes

Notes:

(1)

The unsecured revolving credit and term loan facility has an accordion feature allowing for an increase in maximum aggregate principal balance to $1.75 billion under certain circumstances. This unsecured revolving credit facility matures in August 2021 with two additional six-month extension options.

(2)	Represents the ratio of total indebtedness to total asset value as defined and determined in accordance with the credit facility agreement.

First Quarter 2019 Debt Detail (unaudited and dollars in thousands)

	Stated Interest Rate (%)	Current Interest Rate (%)	Principal Balance	Maturity Date	Amortization
Fixed rate mortgage debt:
Metro Center	3.59%	3.59%	$91,298	11/5/2024	30 years
10 Union Square	3.70%	3.70%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.29%	30,000	5/1/2027	Interest only
First Stamford Place (1)	4.28%	4.28%	180,000	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue and 77 West 55th Street	4.01%	4.01%	38,812	1/5/2028	30 years
10 Bank Street	4.23%	4.23%	33,568	6/1/2032	25 years
383 Main Avenue	4.44%	4.44%	30,000	6/30/2032	5 years interest only; 30 years thereafter
1333 Broadway	4.21%	4.21%	160,000	2/5/2033	Interest only

Total mortgage debt			613,678
Exchangeable senior unsecured notes	2.63%	2.63%	250,000	8/15/2019	Interest only
Unsecured revolving credit facility	LIBOR plus 1.10%	3.59%	—	8/29/2021	Interest only
Unsecured term loan facility (2)	LIBOR plus 1.20%	3.35%	265,000	8/29/2022	Interest only
Senior unsecured notes:
Series A	3.93%	3.93%	100,000	3/27/2025	Interest only
Series B	4.09%	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	4.44%	175,000	3/22/2033	Interest only

Total / weighted average debt		3.84%	1,928,678

Discount			(980)
Deferred financing costs, net			(8,526)

Total (3)			$1,919,172

Notes:

(1)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $16 million loan bearing interest at 6.25%.
(2)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.
(3)	Capitalized interest was $0.3 million for the three months ended March 31, 2019.

First Quarter 2019 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

Year	Amortization	Maturities (1)	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2019	$2,856	$250,000	$252,856	13.1%	2.63%
2020	3,938	—	3,938	0.2%	n/a
2021	4,090	—	4,090	0.2%	n/a
2022	5,628	265,000	270,628	14.0%	3.35%
2023	7,876	—	7,876	0.4%	n/a
Thereafter	33,868	1,355,422	1,389,290	72.0%	4.15%

Total debt	$58,256	$1,870,422	1,928,678	100.0%	3.84%

Discount			(980)
Deferred financing costs, net			(8,526)

Total			$1,919,172

Note:

(1)	Assumes no extension options are exercised.

Debt Maturity Profile

Ground Lease Commitments

Year	1350 Broadway	1400 Broadway	111 West 33rd Street	Total
2019	$81	$506	$551	$1,138
2020	108	675	735	1,518
2021	108	675	735	1,518
2022	108	675	735	1,518
2023	108	675	735	1,518
Thereafter	2,037	27,000	39,261	68,298

	$2,550	$30,206	$42,752	$75,508

First Quarter 2019 Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability tomakecashdistributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We consider this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we consider it an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: deferred tax asset write-off, loss on early extinguishment of debt and acquisition expenses. The Company presents Core FFO because it considers it an important supplemental measure of its operating performance in that it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (NOI)

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by; (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt and loss from derivative financial instruments or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from net operating income because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed, purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not-be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity.